FIRST INDUSTRIAL DEVELOPMENT SERVICES, INC.
                                 STANDARD FORM
                            INDUSTRIAL BUILDING LEASE
                                 (Multi-Tenant)
1. BASIC TERMS. This Section 1 contains the Basic Terms of this Lease between Landlord and Tenant, named below. Other Sections of the Lease referred to in this Section 1 explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.
1.1      Date of Lease:  November 13, 2002
1.2      Landlord: First Industrial Development Services, Inc., a Maryland
corporation.
1.3      Tenant:  Classica Microwave Technologies Inc., a Delaware corporation.
1.4 Premises: Suites 11 and 12, containing 10,400 rentable square feet in the building commonly known as 2400 Main Street
Extension, Sayreville, New Jersey (the "Building").
1.5      Property:  See Exhibit A.
1.6 Lease Term: Five (5) years and three (3) months ("Term"), commencing on or about January 1, 2003 ("Commencement Date") and ending March 31, 2008 ("Expiration Date"), subject to the provisions of Section 2.3 hereof.
1.7 Permitted Uses: (See Section 4) Office, warehouse, and laboratory purposes only.
1.8      Tenant's Guarantor: None.
                         1.9 Brokers: (See Section 23)
                  (A) Tenant's Broker: Binswanger/Klatskin Co.
                          (B) Landlord's Broker: None.
1.10     Security Deposit:  (See Section 4) $100,000.00.
1.11     Initial Estimated Additional Rent Payable by Tenant:$1,300.00 per month
1.12     Tenant's Proportionate Share:  16.67%.
1.13     Riders to Lease:  The following riders are attached to and made a part
of this Lease.   None.
2.       LEASE OF PREMISES; RENT.
         -----------------------
2.1 Lease of Premises for Lease Term. Landlord hereby leases the Premises to Tenant, and Tenant hereby rents the Premises from Landlord, for the Term and subject to the conditions of this Lease. Tenant agrees that it shall execute an acceptance letter in the form annexed hereto as Exhibit "E".
2.2 Types of Rental Payments. Tenant shall not be responsible for the payment of any installment of Base Rent which is applicable to the first (1st) three (3) months of the Term. All of the other terms and conditions of the Lease, including the obligation for the payment of Additional Rent and all other charges set forth in this Lease shall be applicable to such three (3) month period. Thereafter, Tenant shall pay net base rent to Landlord in monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease (the "Base Rent") in the amounts and for the periods set forth below:

Lease Period                     Annual Base Rent              Monthly Base Rent
--------------------------------------------------------------------------------
For the entire Term                $114,400.00                     $9,533.33

        Option Period                Annual Base Rent          Monthly Base Rent
--------------------------------------------------------------------------------
For the entire Option Period           $131,560.00                 $10,963.33


Tenant shall also pay Tenant's Proportionate Share (as set forth in Section 1.12) of Operating Expenses (as hereinafter defined), Tenant's Proportionate Share of any and all Reserve Expenses (as hereinafter defined) and any other amounts owed by Tenant hereunder [collectively, "Additional Rent"]. In the event any monthly installment of Base Rent or Additional Rent, or both, is not paid within 7 days of the date when due, a late charge in an amount equal to 5% of the then delinquent installment of Base Rent and/or Additional Rent may be imposed by Landlord [the "Late Charge"; the Late Charge, Default Interest (as defined in Section 22.3), Base Rent and Additional Rent shall collectively be referred to as "Rent"]. The Rent shall be sent by Tenant to First Industrial, L.P., c/o First Industrial, L.P., P.O. Box 33168 Newark, New Jersey 07188-0168, or if sent by overnight courier, Bank One National Processing Corporation, 3rd Floor, 300 Harmon Meadow Boulevard, Secaucus, New Jersey 07094, Attention: First Industrial, L.P., Lockbox #33168, or pursuant to such other directions as Landlord shall designate in this Lease or otherwise in writing. Simultaneously with the execution hereof, the Tenant has delivered to the Landlord the first monthly installment of Base Rent payable hereunder, the first month's Estimated Additional Rent and the Security Deposit referred to in Section 1.10.
2.3 Covenants Concerning Rental Payments. Tenant shall pay the Rent promptly when due, without notice or demand, and without any abatement, deduction or setoff, except as may otherwise be expressly and specifically provided in this Lease. No payment by Tenant, or receipt or acceptance by Landlord, of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction, and Landlord may accept such payment without prejudice to its right to recover the balance due or to pursue any other remedy available to Landlord. If the Commencement Date occurs on a day other than the first day of a calendar month, the Rent due for the first calendar month of the Term shall be prorated on a per diem basis and paid to Landlord on the Commencement Date. The Term will be extended to terminate on the last day of the sixty third (63rd) calendar month following the Commencement Date, and the Expiration Date shall be adjusted accordingly.
3. OPERATING EXPENSES.
3.1 Definitional Terms Relating to Additional Rent. For purposes of this Section and other relevant provisions of the Lease: 3.1.1 Operating Expenses. The term "Operating Expenses" shall mean all costs and expenses paid or incurred with respect to the ownership, repair, replacement, restoration, maintenance and operation of the Property, including, without limitation, the following: (i) services provided directly by employees of Landlord or Landlord's managing agent (the "Agent") in connection with the operation, maintenance or rendition of other services to or for the Property; (ii) to the extent not separately metered, billed, or furnished, all charges for utilities and services furnished to either or both of the Property and the Premises (including, without limitation, the Common Areas [as hereinafter defined]), together with any taxes on such utilities; (iii) all premiums for casualty, workers' compensation, liability, boiler, flood and all other types of insurance provided by Landlord and relating to the Property, all third party administrative costs incurred in connection with the procurement and implementation of such insurance policies, and all deductibles paid by Landlord pursuant to insurance policies required to be maintained by Landlord under this Lease; (iv) the cost of all supplies, tools, materials and equipment utilized in the ownership and operation of the Property, and sales and other taxes thereon; (v) amounts charged (including, without limitation, those costs and expenses set forth in Section 13.2(i) below) by any or all of contractors, materialmen and suppliers for services, materials and supplies furnished to Landlord in connection with any or all of the operation, repair and maintenance of any part of the Property, including, without limitation, the structural elements of the Property and the Common Areas; (vi) reasonable and customary management fees to Landlord or Agent or other persons or management entities actually involved in the management and operation of the Property; (vii) any capital improvements made by, or on behalf of, Landlord to the Property that are either or both (a) designed to reduce Operating Expenses and (b) required to keep the Property in compliance with all governmental laws, rules and regulations applicable thereto, from time to time, the cost of which capital improvements shall be reasonably amortized by Landlord over the useful life of the improvement, in accordance with generally accepted accounting principles; (viii) all professional fees incurred in connection with the operation, management and maintenance of the Property; and (ix) Taxes, as hereinafter defined in Section 3.1.2.
3.1.2 Taxes. The term "Taxes," as referred to in Section 3.1.1(viii) above shall mean (i) all governmental taxes, assessments, fees and charges of every kind or nature (other than Landlord's income, franchise or other similar taxes), whether general, special, ordinary or extraordinary, due at any time or from time to time, during the Term and any extensions thereof, in connection with the ownership, leasing, or operation of the Property, or of the personal property and equipment located therein or used in connection therewith; and (ii) any reasonable expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Property. Landlord shall pay all assessments over the longest period of time permitted, being understood that only the installments of said assessments which are applicable to the Term shall be included within Taxes. For purposes hereof, Taxes for any year shall be Taxes that are due for payment or paid in that year rather than Taxes that are assessed, become a lien, or accrue during such year. Tenant shall have no right to conduct a tax appeal affecting the Property. Tenant acknowledges that the Property currently benefits from a tax abatement and that, consequently, Taxes may increase significantly in the future. 3.1.3 Operating Year. The term "Operating Year" shall mean the calendar year commencing January 1st of each year (including the calendar year within which the Commencement Date occurs) during the Term.
3.2 Payment of Operating Expenses. Tenant shall pay, as Additional Rent and in accordance with the requirements of Section 3.3, its Proportionate Share of the Operating Expenses as set forth in Section 3.3. Additional Rent commences to accrue upon the Commencement Date. The Tenant's Proportionate Share of Operating Expenses payable hereunder for the Operating Years in which the Term begins and ends shall be prorated to correspond to that portion of said Operating Years occurring within the Term. Tenant's Proportionate Share of Operating Expenses and any other sums due and payable under this Lease shall be adjusted upon receipt of the actual bills therefor, and the obligations of this Section 3 shall survive the termination or expiration of the Lease. 3.3 Payment of Additional Rent. Landlord shall have the right to reasonably estimate the Operating Expenses for each Operating Year. Tenant shall pay, on the first day of each month during that Operating Year, an amount (the "Estimated Additional Rent") equal to the estimate of the Tenant's Proportionate Share of Operating Expenses divided by 12 (or the fractional portion of the Operating Year remaining at the time Landlord delivers its notice of the estimated amounts due from Tenant for that Operating Year). Landlord shall deliver a statement of Operating Expenses to Tenant promptly following each Operating Year; Landlord shall deliver backup documentation to Tenant regarding any such statement, upon Tenant's written request. If the aggregate amount of Estimated Additional Rent actually paid by Tenant during any Operating Year is less than Tenant's actual ultimate liability for Operating Expenses for that particular Operating Year, Tenant shall pay the deficiency within 30 days of Landlord's written demand. If the aggregate amount of Estimated Additional Rent actually paid by Tenant during a given Operating Year exceeds Tenant's actual liability for such Operating Year, the excess shall be credited against the Estimated Additional Rent next due from Tenant during the immediately subsequent Operating Year, except that in the event that such excess is paid by Tenant during the final Lease Year, then upon the expiration of the Term, Landlord shall pay Tenant the then-applicable excess promptly after determination thereof, provided that there are no other amounts due and owing by Tenant to Landlord. In the event that any item of Operating Expenses has not been included in Tenant's Estimated Additional Rent payments, Landlord shall have the right to bill Tenant for any such cost, which incurred, and Tenant shall pay to the Landlord the invoiced amount within thirty
(30) days of Landlord's written demand therefor. 4. USE OF PREMISES AND COMMON AREAS; SECURITY DEPOSIT.
4.1 Use of Premises and Property. The Premises shall be used by the Tenant for the purpose(s) set forth in Section 1.7 above and for no other purpose whatsoever. Tenant shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises or the Property, in any manner that may (a) violate any Certificate of Occupancy for the Premises or the Property; (b) cause, or be liable to cause, injury to, or in any way impair the value or proper utilization of, all or any portion of the Property (including, but not limited to, the structural elements of the Property) or any equipment, facilities or systems therein; (c) constitute a violation of the laws and requirements of any public authority or the requirements of insurance bodies or the rules and regulations of the Property, including any covenant, condition or restriction affecting the Property; (d) exceed the load bearing capacity of the floor of the Premises; (e) impair or tend to impair the character, reputation or appearance of the Property; or (f) unreasonably annoy, inconvenience or disrupt the operations or tenancies of other tenants or users of the Property. On or prior to the date hereof, Tenant has completed and delivered for the benefit of Landlord a "Tenant Operations Inquiry Form" in the form attached hereto as Exhibit D describing the nature of Tenant's proposed business operations at the Premises, which form is intended to, and shall be, relied upon by Landlord. Except for the Certificate of Occupancy, Tenant shall be responsible to obtain all other permits and approvals necessary for the operation by Tenant of its business in the Premises. Tenant may not utilize any portion of the Property outside of the Premises for outside storage of any equipment, raw materials, pallet storage or staging, finished products or any other personal property of Tenant. 4.2 Use of Common Areas. As used herein, "Common Areas" shall mean all areas within the Property that are available for the common use of tenants of the Property and that are not leased or held for the exclusive use of Tenant or other tenants or licensees, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Tenant shall have the nonexclusive right to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may uniformly establish from time to time. Landlord reserves the right to allocate designated parking spaces, if Landlord so chooses. Tenant shall not interfere with the rights of any or all of Landlord, other tenants or licensees, or any other person entitled to use the Common Areas. Without limitation of the foregoing, Tenant shall not park or store any vehicles or trailers on, or conduct truck loading and unloading activities in, the Common Areas in a manner that unreasonably disturbs, disrupts or prevents the use of the Common Areas by Landlord, other tenants or licensees or other persons entitled to use the Common Areas. Landlord, from time to time, may change any or all of the size, location, nature and use of any of the Common Areas although such changes may result in inconvenience to Tenant, so long as such changes do not materially and adversely affect Tenant's use of the Premises. In addition to the foregoing, Landlord may, at any time, close or suspend access to any Common Areas to perform any acts in the Common Areas as, in Landlord's reasonable judgment, are desirable to improve or maintain either or both of the Premises and the Property, or are required in order to satisfy Landlord's obligations under either or both of Sections 13.2 and 18; provided, however, that Landlord shall use reasonable efforts not to disrupt Tenant's use and operation of the Premises in connection therewith.
4.3 Signage. Tenant shall not affix any sign of any size or character to any portion of the Property, without prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall have the right to place a sign on the front door of the Premises, at Tenant's sole cost and expense, subject to Landlord's approval and to the applicable rules and regulations of all governmental boards and bureaus having jurisdiction over the Property. Any other signs placed on the Property by Tenant, after approval by Landlord, shall be installed by Landlord's designated sign company in accordance with Landlord's building standard signage. Tenant shall remove all signs of Tenant upon the expiration or earlier termination of this Lease and immediately repair any damage to either or both of the Property and the Premises caused by, or resulting from, such removal. 4.4 Security Deposit. Simultaneously with the execution and delivery of this Lease, Tenant shall deposit with Landlord the sum set forth in Section 1.10 above, in cash (the "Security"), representing security for the performance by Tenant of the covenants and obligations hereunder. The Security shall be held by Landlord in a separate segregated account, with interest in favor of Tenant (said interest to become part of the Security); provided, however, that no trust relationship shall be deemed created thereby. If Tenant defaults in the performance of any of its covenants hereunder, Landlord may, without notice to Tenant, apply all or any part of the Security, to the extent required for the payment of any Rent or other sums due from Tenant hereunder, in addition to any other remedies available to Landlord. In the event the Security is so applied, Tenant shall, upon demand, immediately deposit with Landlord a sum equal to the amount so used, by certified or bank cashiers check. If Tenant is not in default of its covenants and obligations hereunder at the time of expiration of the Term, the Security (or any balance thereof) shall be returned to Tenant within 30 days after the last to occur of (i) the date the Term expires or terminates, (ii) delivery to Landlord of possession of the Premises in accordance with the terms of this Lease, or (iii) delivery to Landlord of evidence of compliance with ISRA, as hereinafter defined . Landlord may deliver the Security to any purchaser of Landlord's interest in the Premises [or any Successor Landlord (defined below), if applicable], and thereupon Landlord shall be discharged from any further liability with respect to the Security, provided that such successor assumes Landlord's obligations regarding the Security in writing, and a true copy of such assumption is delivered to Tenant.
5. CONDITION AND DELIVERY OF PREMISES.
5.1 Condition of Premises. (i) Tenant agrees that Tenant is familiar with the condition of both the Premises and the Property, and Tenant hereby accepts the foregoing on an "AS-IS," "WHERE-IS" basis. Tenant acknowledges that neither Landlord, nor any representative of Landlord has made any representation as to the condition of the foregoing or the suitability of the foregoing for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of the foregoing. Landlord shall not be obligated to make any repairs, replacements or improvements (whether structural or otherwise) of any kind or nature to the foregoing in connection with, or in consideration of, this Lease, except (a) as set forth in Sections 13.2 and 18 and (b) with respect to all (if any) repairs and improvements expressly and specifically described in Exhibit B attached hereto ("Landlord Work Items"). Landlord agrees to make reasonable efforts to enforce, upon Tenant's request, all manufacturer's or contractor's warranties, if any, issued in connection with any of the Landlord Work Items.
                  (ii) Anything hereinabove contained to the contrary, it is expressly understood and agreed that the Landlord's construction obligation shall be limited to the Landlord Work Items hereinabove set forth in Section 5.1(i). In the event that any changes or additions are required to the work to be performed by Landlord (including any modification to the fire suppression system serving the Premises) by any governmental or quasi-governmental entity having jurisdiction over the Tenant or its use and occupancy of the Premises, any such changes or additions shall be performed by the Landlord at the Tenant's sole cost and expense. In addition, in the event that the performance of any such changes or additions shall delay the Commencement Date hereunder, the Commencement Date shall be established as of the date that the Premises would otherwise have been substantially completed by the Landlord, but for such additional requirements which are applicable to the Tenant.
5.2 Delay in Commencement. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant on the anticipated Commencement Date. The obligations of Tenant under the Lease shall not be affected thereby, except that the Commencement Date shall be delayed until Landlord delivers possession of the Premises to Tenant, and the Lease Term shall be extended by a period equal to the number of days of delay in delivery of possession of the Premises to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month.
6. SUBORDINATION; NOTICES TO SUPERIOR LESSORS AND MORTGAGEES; ATTORNMENT.
6.1 Subordination. This Lease shall be subject and subordinate at all times to
(a) all ground leases or underlying leases that may now exist or hereafter be executed affecting either or both of the Premises and the Property and (b) any mortgage or deed of trust that may now exist or hereafter be placed upon, and encumber, any or all of (x) the Property, (y) any ground leases or underlying leases for the benefit of the Property, and (z) all or any portion of Landlord's interest or estate in any of said items. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases that benefit the Property or any such mortgage or deed of trust liens to this Lease. Tenant shall execute and deliver, upon demand by Landlord and in the form reasonably requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases for the benefit of the Property or any such mortgage or deed of trust. Landlord represents that there is currently no mortgage affecting the Property. Landlord shall obtain, for the benefit of Tenant, a Subordination, Non-Disturbance and Attornment Agreement from all future mortgagees of the Property, provided that any such Subordination, Non-Disturbance and Attornment Agreement shall be written on the applicable mortgagee's customary form.
6.2 Estoppel Certificates. Tenant agrees, from time to time and within 10 days after request by Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating such matters pertaining to this Lease as may be reasonably requested by Landlord. Failure by Tenant to timely execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included therein are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this section may be relied upon by any prospective purchaser or mortgagee of the Property or of any interest therein or any other Landlord designee.
6.3 Transfer by Landlord. In the event of a sale or conveyance by Landlord of the Property, the same shall operate to release Landlord from any future liability for any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to Landlord's successor in interest with respect thereto and agrees to attorn to such successor.
7. QUIET ENJOYMENT. Subject to the provisions of this Lease, so long as Tenant pays all of the Rent and performs all of its other obligations hereunder, Tenant shall not be disturbed in its possession of the Premises by Landlord, Agent or any other person lawfully claiming through or under Landlord; provided, however, in addition to Landlord's rights under Section 16 and elsewhere in this Lease, Landlord and Landlord's agents, employees, contractors and representatives shall be provided reasonable access to the Premises such that Landlord and Landlord's agents, employees, contractors and representatives may perform the General Maintenance Services (as hereinafter defined) without undue interruption, delay or hindrance. This covenant shall be construed as a covenant running with the Property and is not a personal covenant of Landlord. Tenant shall not unreasonably interrupt, delay, prevent or hinder the performance of the General Maintenance Services by or on behalf of Landlord. Notwithstanding the foregoing, however, Tenant acknowledges and agrees that Landlord shall have the unfettered and unilateral right to use portions of the Common Areas (inclusive of the roof of the Building) for such purposes and uses as Landlord may desire; provided, however, that in all events and under all circumstances, Landlord's use of any portion of the Common Areas shall not interfere, in any material respect, with any or all of (a) Tenant's rights to occupy and use the Common Areas (in the manner and for the purposes contemplated hereunder); (b) Tenant's right to utilize the vehicular parking areas located on the Common Areas; and (c) Tenant's right of access, ingress and egress to and from the Common Areas.
8. ASSIGNMENT, SUBLETTING AND MORTGAGING.
8.1 Prohibition. Tenant acknowledges that this Lease and the Rent due under this Lease have been agreed to by Landlord in reliance upon Tenant's reputation and creditworthiness and upon the continued operation of the Premises by Tenant for the particular use described in Section 4.1 above; therefore, Tenant shall not, whether voluntarily, or by operation of law, or otherwise: (a) assign or otherwise transfer this Lease; (b) sublet the Premises or any part thereof, or allow the same to be used or occupied by anyone other than Tenant; or (c) mortgage, pledge, encumber, or otherwise hypothecate this Lease or the Premises, or any part thereof, in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld delayed or conditioned. Any purported assignment, mortgage, transfer, pledge or sublease made without the prior written consent of Landlord shall be absolutely null and void. No assignment of this Lease shall be effective and valid unless and until the assignee executes and delivers to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee's assumption of all obligations of Tenant hereunder. Any consent by Landlord to a particular assignment, sublease or mortgage shall not constitute consent or approval of any subsequent assignment, sublease or mortgage, and Landlord's written approval shall be required in all such instances. No consent by Landlord to any assignment or sublease shall be deemed to release Tenant from its obligations hereunder and Tenant shall remain fully liable for performance of all obligations under this Lease. 8.2 Rights of Landlord. If this Lease is assigned, or if the Premises (or any part thereof) are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord may (without prejudice to, or waiver of its rights), collect Rent from the assignee, subtenant or occupant. Landlord may apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Section 8. With respect to the allocable portion of the Premises sublet, in the event that the total rent and any other considerations received under any sublease by Tenant is greater than the total Rent required to be paid, from time to time, under this Lease, Tenant shall pay to Landlord one hundred percent (100%) of such excess as received from any subtenant and such amount shall be deemed a component of the Additional Rent.
8.3 Permitted Transfers. The provisions of Section 8.1(a) shall apply to a transfer of a majority (i.e. greater than 50% interest) of the voting stock of Tenant or to any other change in voting control of Tenant (if Tenant is a corporation), or to a transfer of a majority of the general partnership or membership interests in Tenant (if Tenant is a partnership or a limited liability company) or to a change in the managerial control of Tenant, or to any comparable transaction involving any other form of business entity, whether effectuated in one or more transactions, as if such transfer were an assignment of this Lease; but said provisions shall not apply to such a transfer, provided, in any of such events, the successor to Tenant (or any party remaining liable for the obligations of Tenant hereunder): (i) has a net worth at least equal to the net worth of Tenant as of the Commencement Date or (ii) is capable of satisfying Tenant's obligations hereunder, in Landlord's reasonable judgment. Any such permitted transferee shall execute and deliver to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee's assumption of all obligations of Tenant hereunder. Notwithstanding anything to the contrary contained in this Section 8.3, in no event may Tenant assign, mortgage, transfer, pledge or sublease this Lease to any entity whatsoever if, at the time of such assignment, mortgage, transfer, pledge or sublease, Tenant is in default under this Lease. 8.4 Landlord's Right of Recapture. Notwithstanding anything hereinabove set forth, any request by Tenant for Landlord's consent to an assignment of the lease or a sublease of any portion of the Premises shall clearly set forth the proposed terms of such proposed assignment or sublease and shall constitute Tenant's offer to cancel this Lease. Landlord may accept such offer by notice to Tenant within thirty (30) days after Landlord's receipt thereof, in which event, this Lease shall terminate as of the end of the month following the month in which such notice is sent (with the same effect as if such date were the date fixed herein for the natural expiration of the Term), Base Rent and Additional Rent shall be apportioned to such date, Tenant shall surrender the Premises on such date as herein provided, and subject to payment of required lease adjustments, the parties shall thereafter have no further liability one to the other. If Landlord fails to send such notice, Tenant, within twenty (20) days after the expiration of such thirty (30) day period, may assign this Lease or sublet the applicable portion of the Premises to the proposed assignee or subtenant and upon the terms specified in such request. The terms of this Section 8.4 shall be inapplicable to the transactions described in Section 8.3.
8.5 Option to Renew Personal. It is expressly understood and agreed that the Tenant's Option to Renew, as hereinafter set forth in Section 26, shall be personal to Tenant only, and may not be exercised by any permitted assignee or subtenant hereunder. It is understood and agreed that Tenant's Option to Renew shall be null and void in the event that fifty (50%) percent or more of the Premises have been sublet by the Tenant prior to the date set for the exercise by Tenant of the Option to Renew hereinafter set forth. 9. COMPLIANCE WITH LAWS.
9.1 Compliance with Laws. Tenant shall, at its sole expense (regardless of the cost thereof), comply with all local, state and federal laws, rules, regulations and requirements now or hereafter in force and all judicial and administrative decisions in connection with the enforcement thereof (collectively, "Laws"), pertaining to either or both of the Premises and Tenant's use and occupancy thereof. Notwithstanding the foregoing, Tenant shall not be responsible for making capital improvements to the Premises in order to comply with Laws, if the requirement that is imposed is one of general applicability to the Building, and not related to the Tenant's particular manner of use of the Premises. If any license or permit is required for the conduct of Tenant's business in the Premises, Tenant, at its expense, shall procure such license prior to the Commencement Date, and shall maintain such license or permit in good standing throughout the Term. Tenant shall give prompt notice to Landlord of any written notice it receives of the alleged violation of any law or requirement of any governmental or administrative authority with respect to either or both of the Premises and the use or occupation thereof. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord is a party thereto or not, that any such Law pertaining to the Premises has been violated, shall be conclusive of that fact as between Landlord and Tenant.
9.2 (a) Hazardous Materials. If, at any time or from time to time during the Term (or any extension thereof), any Hazardous Material (defined below) is generated, transported, stored, used, treated or disposed of at, to, from, on or in either or both of the Premises and the Property by, or as a result of any act or omission of, any or all of Tenant and any or all of Tenant's Parties (defined below): (i) Tenant shall, at its own cost, at all times comply (and cause all others to comply) with all laws (federal, state or local) relating to Hazardous Materials, including, but not limited to, all Environmental Laws (defined below), and Tenant shall further, at its own cost, obtain and maintain in full force and effect at all times all permits and other approvals required in connection therewith; (ii) Tenant shall promptly provide Landlord with complete copies of all communications, permits or agreements with, from or issued by any governmental authority or agency (federal, state or local) or any private entity relating in any way to the presence, release, threat of release, or placement of Hazardous Materials on or in the Premises or any portion of the Property, or the generation, transportation, storage, use, treatment, or disposal at, on, in or from the Premises, of any Hazardous Materials; (iii) Landlord and Landlord's agents and employees shall have the right to either or both (x) enter the Premises and (y) conduct appropriate tests for the purposes of ascertaining Tenant's compliance with all applicable laws (including Environmental Laws), rules or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of either or both of the Premises and the Property; and (iv) upon written request by Landlord, provided that Landlord has a reasonable basis to believe that Tenant is not in compliance with all applicable Laws, Tenant shall provide Landlord with the results of reasonably appropriate tests of air, water or soil to demonstrate that Tenant complies with all applicable laws, rules or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of either or both of the Premises and the Property. This Section 9.2 does not authorize the generation, transportation, storage, use, treatment or disposal of any Hazardous Materials at, to, from, on or in the Premises, without Landlord's prior written consent, which consent Landlord may withhold in its sole discretion. Tenant covenants to investigate, clean up and otherwise remediate, at Tenant's sole expense, any release of Hazardous Materials caused, contributed to, or created by any or all of (A) Tenant and (B) any or all of Tenant's officers, directors, members, managers, partners, invitees, agents, employees, contractors or representatives ("Tenant Parties") during the Term. Such investigation and remediation shall be performed only after Tenant has obtained Landlord's prior written consent; provided, however, that Tenant shall be entitled to respond immediately to an emergency without first obtaining such consent. All remediation shall be performed in strict compliance with Environmental Laws and to the reasonable satisfaction of Landlord. Tenant shall be liable for any and all conditions covered hereby, and for all costs relating thereto, that are caused or created by Tenant and any or all of Tenant's Parties. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Materials in any way connected to the Premises without first obtaining Landlord's written consent (which consent may be given or withheld in Landlord's sole, but reasonable, discretion) and affording Landlord the reasonable opportunity to participate in any such proceedings. As used herein, the term (x) "Environmental Laws" shall mean any and all laws pertaining to Hazardous Materials or that otherwise deal with, or relate to, air or water quality, air emissions, soil or ground conditions or other environmental matters of any kind; and (y) "Hazardous Materials" shall mean any waste, material or substance (whether in the form of liquids, solids or gases, and whether or not airborne) that is or may be deemed to be or include a pesticide, petroleum, asbestos, polychlorinated biphenyl, radioactive material, urea formaldehyde or any other pollutant or contaminant that is or may be deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or that presents a risk to public health or to the environment, and that is or becomes regulated by any Environmental Law. The undertakings, covenants and obligations imposed on Tenant under this Section 9.2 shall survive the termination or expiration of this Lease.
                  9.2 (b) ISRA. Without limiting anything hereinabove contained in this Section 9.2, Tenant expressly covenants and agrees to fully comply with the provisions of the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6, et seq.) hereinafter referred to as "ISRA", and all regulations promulgated thereto (or under its predecessor statute, the New Jersey Environmental Cleanup Responsibility Act) prior to the expiration or earlier termination of this Lease or at any time that any action of Tenant triggers the applicability of ISRA. In particular, Tenant agrees that it shall comply with the provisions of ISRA in the event of any "closing, terminating or transferring" of Tenant's operations, as defined by and in accordance with the regulations which have been promulgated pursuant to ISRA. In the event evidence of such compliance is not delivered to Landlord prior to surrender of the Premises by Tenant to Landlord, it is understood and agreed that the Tenant shall be liable to pay to the Landlord an amount equal to one and one-half times the annual Base Rent then in effect, prorated on a monthly basis, together with all applicable Additional Rent from the date of such surrender until such time as evidence of compliance with ISRA has been delivered to Landlord, and together with any costs and expenses incurred by Landlord in enforcing Tenant's obligations under this Section 9.2(b). Evidence of compliance, as used herein, shall mean a "letter of non-applicability" issued by the New Jersey Department of Environmental Protection, hereinafter referred to as "NJDEP", or an approved "no further action letter" or a "remediation action workplan" which has been fully implemented and approved by NJDEP. Evidence of compliance shall be delivered to Landlord, together with copies of all submissions made to, and received from, the NJDEP, including all environmental reports, test results and other supporting documentation. In addition to the above, Tenant hereby agrees that it shall cooperate with Landlord in the event of the termination or expiration of any other lease affecting the Property, or a transfer of any portion of the Property, or any interest therein, which triggers the provisions of ISRA. In such case, Tenant agrees that it shall fully cooperate with Landlord in connection with any information or documentation which may be requested by the NJDEP. In the event that any remediation of the Property is required in connection with the conduct by Tenant of its business in the Premises, Tenant expressly covenants and agrees that it shall be responsible for that portion of said remediation which is attributable to the Tenant's use and occupancy thereof. Tenant hereby represents and warrants that its Standard Industrial Classification No. is 12408, and that Tenant shall not generate, manufacture, refine, transport, treat, store, handle or dispose of Hazardous Materials, as above defined. Tenant hereby agrees that it shall promptly inform Landlord of any change in its SIC number or the nature of the business to be conducted in the Premises. The within covenants shall survive the expiration or earlier termination of the Term.
10.      INSURANCE.
10.1 Insurance to be Maintained by Landlord. Landlord shall maintain (a) "all-risk" property insurance policy covering the Property (at its full replacement cost), but excluding Tenant's Property (defined below), and (b) commercial general public liability insurance covering Landlord for claims arising out of liability for bodily injury, death, personal injury, advertising injury and property damage occurring in and about the Property and otherwise resulting from any acts and operations of Landlord, its agents and employees, and (c) rent loss insurance, all of the above with limits that are required by any lender(s) of Landlord, or as are otherwise reasonably determined by Landlord.
10.2 Insurance to be Maintained by Tenant. Tenant shall purchase, at its own expense, and keep in force at all times during this Lease the policies of insurance set forth below in Sections 10.2.1 and 10.2.2 (collectively, "Tenant's Policies"). All Tenant's Policies shall (a) be issued by an insurance company with a Best rating of A-X or better and otherwise reasonably acceptable to Landlord and shall be licensed to do business in the state of New Jersey; (b) provide that said insurance shall not be canceled or materially modified unless 30 days' prior written notice shall have been given to Landlord; and (c) otherwise be in such form, and include such coverages, as Landlord may reasonably require. All Tenant's Policies (or, at Landlord's option, Certificates of Insurance, in a form reasonably acceptable to Landlord, evidencing said Tenant's Policies), shall be delivered to Landlord by Tenant upon commencement of the Lease and renewals thereof shall be delivered at least 30 days prior to the expiration of each Tenant's Policy.
10.2.1 General Liability Insurance. Tenant shall purchase and maintain, throughout the Term, a Tenant's Policy(ies) of (i) commercial general liability insurance, including personal injury and property damage, in the amount of not less than $2,000,000.00 per occurrence, and $5,000,000.00 annual general aggregate, per location. The Tenant's Policies required by this Section 10.2.1 shall (a) name Landlord and any party holding an interest to which this Lease may be subordinated as additional insureds; (b) provide coverage on an occurrence basis; (c) provide coverage for the indemnity obligations of Tenant under this Lease; (d) contain a severability of insured parties provision and/or a cross liability endorsement; (e) be primary, not contributing with, and not in excess of, coverage that Landlord may carry; and (f) provide coverage with no exclusion for a pollution incident arising from a hostile fire.
10.2.2 Property and Workers' Compensation Insurance. Tenant shall purchase and maintain, throughout the Term, a Tenant's Policy or Policies of (i) "all-risk" property insurance covering Tenant's Property (at its full replacement cost), and damage to other property resulting from any acts or operations of Tenant, and (ii) workers' compensation insurance per the applicable state statutes covering all employees of Tenant.
10.3 Waiver of Subrogation. To the extent permitted by law, and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other for (a) damages to property, (b) damages to all or any portion of either or both of the Premises and the Property, (c) claims arising by reason of the foregoing, to the extent such damages and claims are insured against, or required to be insured against, by Landlord or Tenant under this Lease, or (d) claims paid by Tenant's workers' compensation carrier. This provision is intended to waive, fully and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation by any insurance carrier. The coverage obtained by each party pursuant to this Lease shall include, without limitation, a waiver of subrogation by the carrier which conforms to the provisions of this section.
11. ALTERATIONS. Procedural Requirements. Tenant may, from time to time, at its expense, make alterations or improvements in and to the Premises (hereinafter collectively referred to as "Alterations"), provided that Tenant first obtains the written consent of Landlord in each instance. Landlord's consent to Alterations shall not be unreasonably withheld, provided that: (a) the Alterations are non-structural and the structural integrity of the Premises and Property shall not be affected; (b) the Alterations are to the interior of the Premises; (c) the proper functioning of the mechanical, electrical, heating, ventilating, air-conditioning (HVAC), sanitary and other service systems of the Premises and Property shall not be affected and the usage of or demand made upon such systems by Tenant shall not be increased; (d) the Alterations have no adverse effect on other leased premises in the Property; (e) Tenant shall have appropriate insurance coverage, reasonably satisfactory to Landlord, regarding the performance and installation of the Alterations; (f) the Alterations shall conform with all other requirements of this Lease; (g) Tenant shall have provided Landlord with reasonably detailed plans and specifications for such Alterations in advance of requesting Landlord's consent; and (h) Landlord shall have the right to require Tenant to remove such Alterations on or before the Expiration Date, and to restore the Premises, at Tenant's sole cost and expense. Landlord shall make such election at the time it gives its consent to such Alterations or Improvements to Tenant. Additionally, before proceeding with any Alterations, Tenant shall (i) at Tenant's expense, obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations; (ii) submit to Landlord, for Landlord's written approval, working drawings, plans and specifications and all permits for the work to be done and Tenant shall not proceed with such Alterations until it has received said approval; and (iii) cause those contractors, materialmen and suppliers engaged to perform the Alterations to deliver to Landlord certificates of insurance (in a form reasonably acceptable to Landlord) evidencing policies of commercial general liability insurance (providing the same coverages as required in Section 10.2(i) above) and workers' compensation insurance. Such insurance policies shall satisfy the obligations imposed under Section 10.2. After obtaining Landlord's approval to the Alterations, Tenant shall give Landlord at least five days' prior written notice of the commencement of any Alterations at the Premises, and Landlord may elect to record and post notices of non-responsibility at the Premises. 11.1 Performance of Alterations. Tenant shall cause the Alterations to be performed in compliance with all applicable permits, laws and requirements of public authorities, and with Landlord's reasonable rules and regulations or any other restrictions that Landlord may impose on the Alterations. Tenant shall cause the Alterations to be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the standards for the Property established by Landlord. Tenant shall obtain all necessary permits and certificates for final governmental approval of the Alterations and shall provide Landlord with as built plans, copies of all construction contracts, governmental permits, approvals and certificates of occupancy and proof of payment for all labor and materials, including, without limitation, copies of paid invoices and final lien waivers. Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that Landlord reserves the right to perform any such Alterations, at Tenant's sole cost and expense.
11.2 Lien Prohibition. Tenant shall pay when due all claims for labor and material furnished to the Premises in connection with the Alterations. Tenant shall not permit any construction lien to attach to the Premises or the Property. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within (30) days after the filing thereof; or, within such thirty (30) day period, Tenant shall provide Landlord, at Tenant's sole expense, with endorsements (satisfactory, both in form and substance, to Landlord and the holder of any mortgage or deed of trust) to the existing title insurance policies of Landlord and the holder of any mortgage or deed of trust, insuring against the existence of, and any attempted enforcement of, such lien. In the event Tenant has not so performed, Landlord may, at its option, pay and discharge such liens and Tenant shall be responsible to reimburse Landlord, on demand and as Additional Rent under this Lease, for all costs and expenses incurred in connection therewith, together with interest thereon at the rate set forth in Section 22.3, which expenses shall include reasonable fees of attorneys of Landlord's choosing, and any costs in posting bond to effect discharge or release of the lien as an encumbrance against the Premises or the Property.
12. LANDLORD'S AND TENANT'S PROPERTY.
12.1 Landlord's Property. Subject to Section 12.2, all fixtures, machinery, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of, or during the Term, whether or not placed there by or at the expense of Tenant, shall become and remain a part of the Premises; shall at Landlord's option, be deemed the property of Landlord (the "Landlord's Property"), without compensation or credit to Tenant; and shall not be removed by Tenant at the Expiration Date unless Landlord requests their removal. Further, any personal property in the Premises on the Commencement Date, movable or otherwise, unless installed and paid for by Tenant, shall be and shall remain the property of Landlord and shall not be removed by Tenant. In no event shall Tenant remove any of the following materials or equipment without Landlord's prior written consent (which consent may be given or withheld in Landlord's sole discretion): any power wiring or power panels, lighting or lighting fixtures, wall or window coverings, carpets or other floor coverings, heaters, air conditioners or any other HVAC equipment, fencing or security gates, or other similar building operating equipment and decorations.
12.2 Tenant's Property. All movable non-structural partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment that are installed in the Premises by, or for the account of, Tenant and without expense to Landlord and that can be removed without structural damage to the Premises or to the Property, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively, the "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term, provided Tenant repairs or pays the cost of repairing any damage to the Premises or to the Property resulting from the installation and/or removal thereof. At or before the Expiration Date, or the date of any earlier termination, Tenant, at its expense, shall remove from the Premises all of Tenant's Property and any Alterations (except such items thereof as constitute Landlord's Property; or as Landlord shall have expressly permitted, in writing, to remain, which property shall become the property of Landlord), and Tenant shall repair (to Landlord's reasonable satisfaction) any damage to the Premises or the Property resulting from any installation and/or removal of Tenant's Property. Any other items of Tenant's Property that shall remain in the Premises after the Expiration Date, or following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case, such items may be retained by Landlord as its property or be disposed of by Landlord, in Landlord's sole and absolute discretion and without accountability, at Tenant's expense, together with an additional twenty one (21%) percent of such costs for Landlord's overhead and profit. Notwithstanding the foregoing, if Tenant is in default under the terms of this Lease, Tenant may remove Tenant's Property from the Premises only upon the express written direction of Landlord.
13. REPAIRS AND MAINTENANCE.
13.1 Tenant Repairs and Maintenance. Tenant shall, at its expense, throughout the Term, (i) maintain and preserve, in first-class condition (subject to normal and customary wear and tear), the Premises and the fixtures and appurtenances therein (including, but not limited to, the Premises' plumbing and HVAC systems, all doors, overhead or otherwise, glass and levelers located in the Premises or otherwise available in the Property for Tenant's sole use; and excluding, however, those components of the Premises for which Landlord is expressly responsible under Section 13.2); and (ii) except to the extent Landlord elects to repair and maintain the HVAC systems as part of General Maintenance Services (as hereinafter defined), maintain, in full force and effect, a preventative maintenance and service contract with a reputable service provider for maintenance of the HVAC systems of the Premises (a copy of which service agreement shall be provided to Landlord within fifteen (15) days after the Commencement Date), (which contract shall provide for a minimum of four (4) inspections per year). Tenant shall also be responsible for all cost and expenses incurred to perform any and all repairs and replacements (whether structural or non-structural; interior or exterior; and ordinary or extraordinary), in and to the Premises and the Property and the facilities and systems thereof, if and to the extent that the need for such repairs or replacements arises directly or indirectly from any or all of: (a) the performance or existence of any Alterations, (b) the installation, use or operation of Tenant's Property in the Premises, (c) the moving of Tenant's Property in or out of the Property, and (d) any act, omission, misuse, or neglect of Tenant, any of its subtenants, or others entering into the Premises by act or omission of Tenant or any subtenant. Any repairs or replacements required to be made by Tenant to any or all of the structural components of the Property and the mechanical, electrical, sanitary, HVAC, or other systems of the Property or Premises shall be performed by appropriately licensed contractors approved by Landlord, which approval shall not be unreasonably withheld. All such repairs or replacements shall be subject to the supervision and control of Landlord, and all repairs and replacements shall be made with materials of equal or better quality than the items being repaired or replaced. Notwithstanding any of the foregoing, however, from time to time during the Term, Landlord may elect, in its sole discretion and by delivery of written notice to Tenant, to perform on behalf of Tenant, all or some portion of the repairs, maintenance, restoration and replacement in and to the Premises required to be performed by Tenant under this Lease (any such repairs, maintenance, restoration and/or replacement activities that Landlord elects to perform on behalf of Tenant are herein collectively referred to as "General Maintenance Services"). Tenant shall reimburse Landlord for the cost or value of all General Maintenance Services provided by Landlord as Additional Rent simultaneously with the payment of Operating Expenses as part of Estimated Additional Rent (on a monthly estimated basis subject to annual reconciliation as described in Section 3.3). Unless and until Landlord affirmatively elects to provide General Maintenance Services, nothing contained herein shall be construed to obligate Landlord to perform any General Maintenance Services or, except as otherwise expressly provided in
Section 13.2, to repair, maintain, restore or replace any portion of the Premises. Landlord may from time to time, in its sole discretion, (x) reduce or expand the scope of the General Maintenance Services that Landlord has elected to provide or (y) revoke its election to provide any or all of the General Maintenance Services, in either event, upon delivery of not less than thirty
(30) days' prior written notice to Tenant. If Landlord does not elect to repair, maintain and/or replace the HVAC systems as part of General Maintenance Services, or revokes such election at any time after having made such election, Tenant shall enter into a preventative maintenance and service contract, (which contract shall provide for a minimum of four (4) inspections per year) with a reputable service provider for maintenance of the HVAC systems of the Premises, a copy of which agreement shall be provided to Landlord.
13.2 Landlord Repairs. Notwithstanding anything contrary herein, Landlord shall repair, replace and restore the foundation, exterior and interior load-bearing walls, roof structure and roof covering and tuckpointing of the Property; provided, however, that (i) all costs and expenses so incurred by Landlord to repair, replace and restore the above items shall constitute Operating Expenses; and (ii) notwithstanding (i) above, in the event that any such repair, replacement or restoration is necessitated by any or all of the matters set forth in Sections 13.1(a) through (d) above (collectively, "Tenant Necessitated Repairs"), then Tenant shall be required to reimburse Landlord for all costs and expenses that Landlord incurs in order to perform such Tenant Necessitated Repairs, and such reimbursement shall be paid, in full, within 10 days after Landlord's delivery of demand therefor. Landlord agrees to commence the repairs, replacements or restoration described in this Section 13.2 within a reasonable period of time after receiving from Tenant written notice of the need for such repairs.
14. UTILITIES. Tenant shall purchase all utility services from the utility or municipality providing such service; shall provide for scavenger, cleaning and extermination services; and shall pay for such services when payments are due. Tenant shall be solely responsible for the repair and maintenance of any meters necessary in connection with such services. Tenant's use of electrical energy in the Premises shall not, at any time, exceed the capacity of either or both of
(i) any of the electrical conductors and equipment in or otherwise servicing the Premises; and (ii) the HVAC systems of either or both of the Premises and the Property. Notwithstanding the above, Landlord reserves the right to provide all of the foregoing services to Tenant, and to charge Tenant for the cost of same.
15. INVOLUNTARY CESSATION OF SERVICES. Landlord reserves the right, without any liability to Tenant and without affecting Tenant's covenants and obligations hereunder, to stop service of any or all of the HVAC, electric, sanitary, elevator (if any), and other systems serving the Premises, or to stop any other services required by Landlord under this Lease, whenever and for so long as may be necessary by reason of (i) accidents, emergencies, strikes, or the making of repairs or changes which Landlord, in good faith, deems necessary or (ii) any other cause beyond Landlord's reasonable control. Further, it is also understood and agreed that Landlord shall have no liability or responsibility for a cessation of services to the Premises or to the Property that occurs as a result of causes beyond Landlord's reasonable control. No such interruption of service shall be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this Lease, including, but not limited to, the obligation to pay Rent. 16. LANDLORD'S RIGHTS. Landlord and its respective agents, employees and representatives shall have the right to enter and/or pass through the Premises at any time or times upon reasonable prior oral notice (except in the event of emergency): (a) to examine and inspect the Premises and to show them to actual and prospective lenders, prospective purchasers or mortgagees of the Property or providers of capital to Landlord and its affiliates; and (b) to make such repairs, alterations, additions and improvements in or to all or any portion of either or both of the Premises and the Property, or the Property's facilities and equipment as Landlord is required or desires to make. Landlord shall be allowed to take all materials into and upon the Premises that may be required in connection with any repairs, alterations, additions or improvements, without any liability to Tenant and without any reduction or modification of Tenant's covenants and obligations hereunder; provided, however, that Landlord shall use reasonable efforts to limit interference with Tenant's business operations and Tenant's occupancy and use of the Premises. During the period of twelve (12) months prior to the Expiration Date (or at any time, if Tenant has vacated or abandoned the Premises or is otherwise in default under this Lease), Landlord and its agents may exhibit the Premises to prospective tenants. Additionally, Landlord shall have the following rights with respect to the Premises, exercisable without notice to Tenant, without liability to Tenant, and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent: (i) to designate and approve, prior to installation, all types of signs; (ii) to have pass keys, access cards, or both, to the Premises; and (iii) to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy during the last ninety (90) days of the Term, if, during or prior to that time, Tenant vacates the Premises.
17. NON-LIABILITY AND INDEMNIFICATION.
17.1 Non-Liability. Except as provided in Section 17.2.2, none of Landlord, any managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant for any loss, injury, or damage, to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss. Further, except as provided in Section 17.2.2, none of Landlord, any managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant (a) for any damage caused by other tenants or persons in, upon or about the Property, or caused by operations in construction of any public or quasi-public work; (b) with respect to matters for which Landlord is liable, for consequential or indirect damages; (c) any latent defect in the Premises or the Property; (d) injury or damage to person or property caused by fire, or theft, or resulting from the operation of heating or air conditioning or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the Property, or from the pipes, appliances or plumbing work of the same.
17.2     Indemnification.
17.2.1 Tenant Indemnification. Tenant hereby indemnifies, defends, and holds Landlord and Landlord's affiliates, owners, partners, directors, officers, agents and employees (collectively, "Landlord Indemnified Parties") harmless from and against any and all Losses (defined below) arising from or in connection with any or all of: (a) the conduct or management of either or both the Property and the Premises or any business therein, or any work or Alterations done, or any condition created by any or all of Tenant and Tenant's Parties in or about the Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant is given access to the Premises; (b) any act, omission or negligence of any or all of Tenant and Tenant's Parties; (c) any accident, injury or damage whatsoever (unless caused by Landlord's negligence) occurring in, at or upon either or both of the Property and the Premises and caused by any or all of Tenant and Tenant's Parties; (d) any breach by Tenant of any of its warranties and representations under this Lease; (e) any actions necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding or other proceeding under the Bankruptcy Code; (f) any violation or alleged violation by any or all of Tenant and Tenant's Parties of any Law including, without limitation, any Environmental Law; (g) any breach of the provisions of Section 9 by any or all of Tenant and Tenant's Parties; (h) claims for work or labor performed or materials supplies furnished to or at the request of any or all of Tenant and Tenant's Parties; (i) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease; (j) any Hazardous Materials used, exposed, emitted, released, discharged, generated, manufactured, sold, transported, handled, stored, treated, reused, presented, disposed of or recycled in, at, near or under all or any portion of the Premises as a result of the acts or omissions of any or all of Tenant and Tenant's Parties; and (k) the violation of any Environmental Law or any permit, application or consent required in connection with any Environmental Law by any or all of Tenant and Tenant's Parties with respect to the Premises during the Term, excluding, however, any violation of any Environmental Law resulting directly from the acts or omissions of Landlord and Landlord's employees, agents and contractors (collectively, "Tenant's Indemnified Matters"). In case any action or proceeding is brought against any or all of Landlord and the Landlord Indemnified Parties by reason of any of Tenant's Indemnified Matters, Tenant, upon notice from any or all of Landlord or any Superior Party (defined below), shall resist and defend such action or proceeding by counsel reasonably satisfactory to, or selected by, Landlord. The term "Losses" shall mean all claims, demands, expenses, actions, judgments, damages (actual, but not consequential), penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, diminution in value of Landlord's interest in the Premises or the Property, damages for the loss or restriction on use of any space or amenity within the Premises or the Property, damages arising from any adverse impact on marketing space in the Property, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, without limitation, attorneys' and consultants' reasonable fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity. The provisions of this Section 17.2.1 shall survive the expiration or termination of this Lease.
17.2.2 Landlord Indemnification. Landlord hereby indemnifies, defends and holds Tenant harmless from and against any and all Losses actually suffered or incurred by Tenant as the sole and direct result of any negligent, willful or intentional acts or omissions of any or all of Landlord and any parties within the direct and sole control of Landlord. In the event that any action or proceeding is brought against Tenant, and the foregoing indemnity is applicable to such action or proceeding, then Landlord, upon notice from Tenant, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant. Notwithstanding anything to the contrary set forth in this Lease, however, in all events and under all circumstances, the liability of Landlord to Tenant shall be limited to the interest of Landlord in the Property, and Tenant agrees to look solely to Landlord's interest in the Property for the recovery of any judgment or award against Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency. The provisions of this
Section 17.2.2 shall survive the expiration or termination of this Lease. 17.3 Force Majeure. The obligations of Tenant hereunder shall not be affected, impaired or excused, and Landlord shall have no liability whatsoever to Tenant, with respect to any act, event or circumstance arising out of (a) Landlord's failure to fulfill, or delay in fulfilling any of its obligations under this Lease by reason of labor dispute, governmental preemption of property in connection with a public emergency or shortages of fuel, supplies, or labor, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control; or (b) any failure or defect in the supply, quantity or character of utilities furnished to the Premises, or by reason of any requirement, act or omission of any public utility or others serving the Property, beyond Landlord's reasonable control.
18. DAMAGE OR DESTRUCTION.
18.1 Notification and Repair. Tenant shall give prompt notice to Landlord of (a) any fire or other casualty to the Premises or the Property, and (b) any damage to, any part or appurtenance of the Property's sanitary, electrical, HVAC, elevator or other systems located in or passing through the Premises or any part thereof. Subject to the provisions of Section 18.3 below, if either or both of the Property and the Premises is damaged by fire or other insured casualty, Landlord shall repair the damage and restore and rebuild the Property and/or the Premises (except for Tenant's Property) with reasonable dispatch after (x) notice to it of the damage or destruction and (y) the adjustment of the insurance proceeds attributable to such damage. Subject to the provisions of
Section 18.3 below, Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for purported inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Property pursuant to this Section. Landlord shall use its diligent, good faith efforts to make such repair or restoration promptly and in such manner as not to unreasonably interfere with Tenant's use and occupancy of the Premises, but Landlord shall not be required to do such repair or restoration work except during normal business hours of business days. 18.2 Rental Abatement. If (a) the Property is damaged by fire or other casualty thereby causing the Premises to be inaccessible or (b) the Premises are partially damaged by fire or other casualty, the Rent shall be proportionally abated to the extent of any actual loss of use of the Premises by Tenant.
18.2.1 Total Destruction. If the Property or the Premises shall be totally destroyed by fire or other casualty, or if the Property shall be so damaged by fire or other casualty that (in the reasonable opinion of a reputable contractor or architect designated by Landlord, to be provided to Tenant within thirty (30) days following such fire or casualty) its repair or restoration requires more than 120 days, Landlord and Tenant shall each have the option to terminate this Lease (by so advising the other, in writing) within 10 days after said contractor or architect delivers written notice of its opinion to Landlord and Tenant, but in all events prior to the commencement of any restoration of the Premises or the Property by Landlord. In such event, the termination shall be effective as of the date upon which either Landlord or Tenant, as the case may be, receives timely written notice from the other terminating this Lease pursuant to the preceding sentence. If neither Landlord nor Tenant timely delivers a termination notice, this Lease shall remain in full force and effect. Notwithstanding the foregoing, if (A) any holder of a mortgage or deed of trust encumbering the Property or landlord pursuant to a ground lease encumbering the Property (collectively, "Superior Parties") or other party entitled to the insurance proceeds fails to make such proceeds available to Landlord in an amount sufficient for restoration of the Premises or the Property, or (B) the issuer of any casualty insurance policies on the Property fails to make available to Landlord sufficient proceeds for restoration of the Premises or the Property, then Landlord may, at Landlord's sole option, terminate this Lease by giving Tenant written notice to such effect within 30 days after Landlord receives notice from the Superior Party or insurance company, as the case may be, that such proceeds shall not be made available, in which event the termination of this Lease shall be effective as of the date Tenant receives written notice from Landlord of Landlord's election to terminate this Lease. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease by virtue of any delays in completion of repairs and restoration. Insurance Proceeds. Landlord shall not be obligated to expend in repairs and restoration an amount in excess of the proceeds of insurance recovered with respect to any casualty. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damage to either or both of the Premises and the Property (excluding any proceeds for damage to Tenant's Property). In the event that either or both of the Premises and the Property are not repaired or reconstructed, all proceeds of insurance (excluding any proceeds covering Tenant's Property), whether carried by Landlord or Tenant, shall be payable to Landlord. Landlord's duty to repair the Premises and the Property (excluding Tenant's Property) is limited to repairing the Premises to the condition existing immediately prior to such fire or other casualty. 19. EMINENT DOMAIN. If the whole, or any substantial (as reasonably determined by Landlord) portion, of the Property is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof, and such taking would prevent or materially interfere with the Permitted Use of the Premises, this Lease shall terminate effective when the physical taking of said Premises occurs. If less than a substantial portion of the Property is so taken or condemned, or if the taking or condemnation is temporary (regardless of the portion of the Property affected), this Lease shall not terminate, but the Rent payable hereunder shall be proportionally abated to the extent of any actual loss of use of the Premises by Tenant. Landlord shall be entitled to any and all payment, income, rent or award, or any interest therein whatsoever, which may be paid or made in connection with such a taking or conveyance, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of this Lease. Notwithstanding the foregoing, any compensation specifically and independently awarded to Tenant for loss of business or goodwill, or for its personal property, or for relocation expenses shall be the property of Tenant. 20. SURRENDER AND HOLDOVER. On the last day of the Term, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Premises, (a) Tenant shall quit and surrender the Premises to Landlord "broom-clean" and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, (b) Tenant shall remove all of Tenant's Property therefrom, except as otherwise expressly provided in this Lease, and (c) Tenant shall surrender to Landlord any and all keys, access cards, computer codes or any other items used to access the Premises. Landlord shall be permitted to inspect the Premises in order to verify compliance with this Section 20 at any time prior to (x) the Expiration Date, (y) the effective date of any earlier termination of this Lease, or (z) the surrender date otherwise agreed to in writing by Landlord and Tenant. Landlord and Tenant hereby agree that they shall conduct a walk through inspection of the Premises at least ninety (90) days prior to the expiration date, at which time Landlord shall determine (subject to the provisions of Section 11) which alterations and improvements will need to be removed by the Landlord at Tenant's sole cost and expense, and which shall remain. The obligations imposed under the first sentence of this Section 20 shall survive the termination or expiration of this Lease. If any repairs are required to be performed in, to or at the Premises (pursuant to the first sentence of this Section 20 or any other applicable provision of this Lease) upon the expiration or termination of the Term, Tenant shall cause such repairs to be performed, to Landlord's reasonable satisfaction, by no later than the date on which this Lease is terminated or expired. If Tenant fails to timely comply with the preceding sentence, then Landlord shall have the right to cause the repairs to be performed, at Tenant's expense, and all such expenses so incurred by Landlord shall bear interest (at the rate specified in the second sentence of Section 22.3) from the date the expense is incurred until the date paid, in full, by Tenant (inclusive of interest). If Tenant remains in possession after the Expiration Date hereof or after any earlier termination date of this Lease or of Tenant's right to possession: (i) Tenant shall be deemed a tenant-at-will; (ii) Tenant shall pay 150% of the aggregate of the Base Rent and Additional Rent last prevailing hereunder, and also shall pay all actual damages sustained by Landlord, directly by reason of Tenant's remaining in possession after the expiration or termination of this Lease; (iii) there shall be no renewal or extension of this Lease by operation of law; and (iv) the tenancy-at-will may be terminated by either party hereto upon 30 days' prior written notice given by the terminating party to the non-terminating party. The provisions of this Section 20 shall not constitute a waiver by Landlord of any re-entry rights of Landlord provided hereunder or by law.
21. EVENTS OF DEFAULT.
21.1 Bankruptcy of Tenant It shall be a default by Tenant under this Lease if Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any state or federal bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency is filed against Tenant under any state or federal bankruptcy or insolvency law that is not dismissed within 90 days, or whenever a petition is filed by or against (to the extent not dismissed within 90 days) Tenant under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any state or federal law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Code or similar state or federal law, or whenever a receiver of Tenant, or of, or for, the property of Tenant shall be appointed, or Tenant admits it is insolvent or is not able to pay its debts as they mature.
21.2 Default Provisions. Each of the following shall constitute a default by Tenant under this Lease: (a) if Tenant fails to pay Rent or any other payment within five (5) days of the date on which said payment is due; or (b) if Tenant fails, whether by action or inaction, to timely comply with, or satisfy, any or all of the obligations imposed on Tenant under this Lease (other than the obligation to pay Rent) for a period of 30 days after Landlord's delivery to Tenant of written notice of such default under this Section 21.2(b); provided, however, that if the default cannot, by its nature, be cured within such 30 day period, but Tenant commences and diligently pursues a cure of such default promptly within the initial 30 day cure period, then Landlord shall not exercise its remedies under Section 22 unless such default remains uncured for more than 90 days after the initial delivery of Landlord's original default notice.
22. RIGHTS AND REMEDIES.
22.1 Landlord's Cure Rights Upon Default of Tenant. If Tenant defaults in the performance of any of its obligations under this Lease, and fails to cure such default on a timely basis (pursuant to Section 21.2), Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account, and at the expense of, Tenant. 22.2 Landlord's Remedies. In case of any such default under Section 21.2, at any time following the expiration of the respective grace periods above mentioned, Landlord may serve a notice upon Tenant electing to terminate this Lease upon a specified date not less than seven (7) days after the date of serving such notice and this Lease shall then expire on the date so specified as if that date had been originally fixed as the expiration date of the Term herein granted; however, a default under Section 21.2, hereof shall be deemed waived if such default is made good before the date specified for termination in the notice of termination served on Tenant. All Base Rent and Additional Rent payable by Tenant following Tenant's receipt of a notice of monetary default shall be made by way of certified or bank cashier's check. In case this Lease shall be terminated as hereinbefore provided, or by summary proceedings or otherwise, Landlord or its agents may, immediately or any time thereafter, re-enter and resume possession of the Premises or such part thereof, and remove all persons and property therefrom, either by summary proceedings or by a suitable action or proceeding at law, without being liable for any damages therefor. No re-entry by Landlord shall be deemed an acceptance of a surrender of this Lease. In case this Lease shall be terminated as hereinabove provided, or by summary proceedings or otherwise, Landlord may, in its own name and in its own behalf, relet the whole or any portion of the Premises, for any period equal to or greater or less than the remainder of the then current Term, for any sum which it may deem reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate, and in connection with any such lease Landlord may make such changes in the character of the improvements on the Premises as Landlord may determine to be appropriate or helpful in effecting such lease and may grant concessions or free rent. Landlord agrees that it shall use commercially reasonable efforts to relet the Premises, so as to mitigate the damages otherwise payable by Tenant hereunder. Landlord shall not in any event be required to pay Tenant any surplus of any sums received by Landlord on a reletting of the Premises in excess of the rent reserved in this Lease. Landlord shall be entitled to recover from Tenant the sum equal to all expenses, including reasonable counsel fees, incurred by Landlord in recovering possession of the Premises, the costs of reletting the Premises, and the costs and charges for the care of Premises while vacant, which damages shall be due and payable by Tenant to Landlord at such time or times as such expenses shall have been incurred by Landlord.
22.3 Additional Rights of Landlord. Any and all costs, expenses and disbursements, of any kind or nature, incurred by Landlord in connection with the enforcement of any and all of the terms and provisions of this Lease, including attorneys' reasonable fees (through all appellate proceedings), shall be due and payable (as Additional Rent) upon Landlord's submission of an invoice therefor. All sums advanced by Landlord on account of Tenant under this Section, or pursuant to any other provision of this Lease, and all Base Rent and Additional Rent, if not paid by Tenant and received by Landlord within thirty
(30) days of the date when due hereunder, shall bear interest at the rate of one and one half (1 1/2%) percent per month (the "Default Rate") from the date such payment is due until the date of payment thereof, and such interest shall be and constitute Additional Rent and be due and payable upon Landlord's or Agent's submission of an invoice therefor. The various rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by law. 22.4 Event of Bankruptcy. In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then: (a) "adequate assurance of future performance" by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new security deposit in the amount of three times the then current Base Rent payable hereunder; (b) any person or entity to which this Lease is assigned, pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment, and any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability; (c) notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as "Rent", shall constitute "rent" for the purposes of Section 502(b)(6) of the Bankruptcy Code; and (d) if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord (including Base Rent, Additional Rent and other amounts hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust by Tenant or Tenant's bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.
23. BROKER. Tenant covenants, warrants and represents that the broker set forth in Section 1.9(A) was the only broker to represent Tenant in the negotiation of this Lease ("Tenant's Broker"). Landlord covenants, warrants and represents that the broker set forth in Section 1.9(B) was the only broker to represent Landlord in the negotiation of this Lease ("Landlord's Broker"). Landlord shall be solely responsible for paying the commission of both Landlord's Broker and Tenant's Broker. Each party agrees to and hereby does defend, indemnify and hold the other harmless against and from any brokerage commissions or finder's fees or claims therefor by a party claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination or expiration of this Lease.
24. TENANT'S FINANCIAL INFORMATION. The Tenant agrees, at the request of the Landlord, to be made not more than once during any lease year, to furnish its latest current income and balance statements, certified to by an officer of the corporation. 25. MISCELLANEOUS.
25.1 Merger. All prior understandings and agreements between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties. No agreement shall be effective to modify this Lease, in whole or in part, unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought. 25.2 Notices. Any notice required to be given by either party pursuant to this Lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if personally delivered, or if sent by Federal Express or other comparable commercial overnight delivery service, addressed to the other party at the addresses set forth below (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made on the day so delivered or on the first business day after having been deposited with the courier service:
         If to Landlord:            First Industrial Development Services, L.P.
                                    43 U.S. Highway 46 East, Suite 701
                                    P.O. Box 600 Pine Brook, New Jersey 07058
                                    Attention: Mr. Hayden Tiger

         With a copy to:   First Industrial Realty Trust
                                    311 South Wacker Drive, Suite 4000
                                    Chicago, Illinois 60606
        Attention: David P. Draft, Executive Vice President of Operations

         With a copy to:   Epstein, Fitzsimmons, Brown, Gioia, Jacobs & Sprouls
                                    245 Green Village Road
                                    Chatham Township, New Jersey 07928-0901
                                    Attention: Robert K. Brown, Esq.

         If to Tenant:              Classica Microwave Technologies, Inc.
                                    2400 Main Street Extension, Suite 11
                                    Sayreville, New Jersey 08872
                                    Attention: Scott G. Halperin, Chairman & CEO

25.3 Non-Waiver. The failure of either party to insist, in any one or more instances, upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt and acceptance by Landlord of Base Rent or Additional Rent with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.
25.4 Legal Costs. Any party in breach or default under this Lease (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any legal fees and court (or other administrative proceeding) costs or expenses that the Non-defaulting Party incurs in connection with the breach or default, regardless whether suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, in the event of litigation, the court in such action shall award to the party in whose favor a judgment is entered a reasonable sum as attorneys' fees and costs, which sum shall be paid by the losing party. Tenant shall pay Landlord's attorneys' reasonable fees incurred in connection with Tenant's request for Landlord's consent under provisions of this Lease governing assignment and subletting, or in connection with any other act which Tenant proposes to do and which requires Landlord's consent. 25.5 Parties Bound. Except as otherwise expressly provided for in this Lease, this Lease shall be binding upon, and inure to the benefit of, the successors and assignees of the parties hereto. Tenant hereby releases Landlord named herein from any obligations of Landlord for any period subsequent to the conveyance and transfer of Landlord's ownership interest in the Property. In the event of such conveyance and transfer, Landlord's obligations shall thereafter be binding upon each transferee (whether Successor Landlord or otherwise). No obligation of Landlord shall arise under this Lease until the instrument is signed by, and delivered to, both Landlord and Tenant.
25.6 Recordation of Lease. Tenant shall not record or file this Lease (or any memorandum hereof) in the public records of any county or state. 25.7 Survival of Obligations. Upon the expiration or other termination of this Lease, neither party shall have any further obligation nor liability to the other except as otherwise expressly provided in this Lease and except for such obligations as, by their nature or under the circumstances, can only be, or by the provisions of this Lease, may be performed after such expiration or other termination.
25.8 Governing Law; Construction. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected but shall be enforced to the extent permitted by law. The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation, or other provision of this Lease to be performed by Tenant, shall be construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Lease may be executed in counterpart and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. 25.9 Time. Time is of the essence of this Lease. If the time for performance hereunder falls on a Saturday, Sunday or a day that is recognized as a holiday in the state of New Jersey, then such time shall be deemed extended to the next day that is not a Saturday, Sunday or holiday in said state.
25.10 Authority of Tenant. If Tenant is a corporation, partnership, limited liability company, association or any other entity, it shall deliver to Landlord, concurrently with the delivery to Landlord of an executed Lease, certified resolutions of Tenant's directors or other governing person or body
(i) authorizing execution and delivery of this Lease and the performance by Tenant of its obligations hereunder and (ii) certifying the authority of the party executing the Lease as having been duly authorized to do so. 25.11 WAIVER OF TRIAL BY JURY. THE LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE PREMISES THE PROPERTY, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE PREMISES.
25.12    Intentionally Omitted.
25.13    Intentionally Omitted.
25.14 Submission of Lease. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant. 25.15 Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant hereunder.
25.16 Riders. All Riders and Exhibits attached hereto and executed (or initialed) both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein. 25.17 Tenancy Approval. The within Lease is subject to and conditioned upon the approval of Tenant's use and occupancy of the Premises by the Township of Sayreville. Landlord and Tenant shall cooperate so as to obtain such approval as soon as is reasonably practicable.
26.      OPTION TO RENEW
26.1 Provided the Tenant is not in default pursuant to the terms and conditions of this Lease, the Tenant is hereby given the right and privilege to renew this Lease, for one (1) five (5) year period, to commence at the end of the initial Term, which renewal shall be upon the same terms and conditions as in this Lease contained, except that Tenant shall pay Base Rent during the option period in the amounts set forth in Section 2.2 hereof.
26.2 The right, option and privilege of the Tenant to renew this Lease as hereinabove set forth is expressly conditioned upon the tenant delivering to the Landlord in writing by certified mail, return receipt request, twelve (12) months prior notice of its intention to renew, which notice shall be given to the Landlord by the Tenant no later than twelve (12) months prior to the date fixed for the termination of the initial Lease Term.
26.3 The obligation to pay the Base Rent as hereinabove set forth shall be in addition to the obligation to pay all Additional Rent and other charges required by the terms and conditions of this Lease.
         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.
          ANDLORD:

          FIRST INDUSTRIAL DEVELOPMENT SERVICES, INC., a Maryland corporation

WITNESS:

/s/ Maryann E. Russell
________________________            By:      /s/  Hayden Tiger
                                            ---------------------------
                                   Its:        Regional Dir
                                            ---------------------------

                                                     TENANT:

          CLASSICA MICROWAVE TECHNOLOGIES INC., a Delaware corporation
ATTEST:


                                    By:      /s/  Scott G. Halperin
                                             -----------------------------------
/s/  Bernard S. Lillis, Jr.        Its:          CEO
----------------------------                 -----------------------------------
CFO, Secretary & Treasurer

(Affix Corporate Seal)

{W:\docs\EPFITZ\16510\00347\RedlineClassica 11-4-02.doc; ? 11/4/2002  10:02 AM}


STATE OF NEW JERSEY         )
                                    ) SS.:
COUNTY OF   MORRIS          )

         BE IT REMEMBERED, that on this 13th day of November, 2002, before me, the subscriber, Maryanne Russell, personally appeared Hayden Tiger, who, I am satisfied, is the person who signed the within Instrument as Reg Dir, of FIRST INDUSTRIAL DEVELOPMENT SERVICES, INC., a Maryland corporation, the Landlord named therein, and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed and sealed with the corporate seal and delivered by him as such officer, and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.


                                                     /s/  Maryann E. Russell
                                                     ---------------------------




STATE OF  NEW JERSEY       )
                                            ) SS.:
COUNTY OF OCEAN   )

         BE IT REMEMBERED, that on this 8th day of November2002, before me, the subscriber, Mary A. Taveras, personally appeared Scott G. Halperin, who, I am satisfied, is the person who signed the within Instrument as Chief Executive Officer (CEO) of CLASSICA MICROWAVE TECHNOLOGIES INC., a Delaware corporation, the Tenant named therein, and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed and sealed with the corporate seal and delivered by him as such officer, and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.


                                                     /s/  Mary A. Taveras
                                                     ---------------------------

                                    EXHIBIT A
                                    Property

                                    EXHIBIT B
                               Landlord Work Items
Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that the Tenant shall take the Premises and improvements as of the Commencement Date of the within Lease in an "as is" condition, except that Landlord shall perform such work as shall be set forth on a plan to be prepared by Landlord (the "Plan"), which Plan shall be mutually approved by Landlord and Tenant hereunder and attached to the lease as Schedule "B". The Plan shall reflect those improvements shown on the single line drawing annexed hereto as Exhibit "C", shall provide for the construction of up to 7,500 square feet of office space, and shall be based upon the workletter which is annexed hereto as Exhibit "F" and the specifications which are annexed hereto as Exhibit "G". The Plan shall be submitted to Landlord by Tenant within two (2) weeks following the date of execution hereof; if the Plan is not submitted within two
(2) weeks following the date hereof, the Commencement Date shall be established as of the date that the Premises would otherwise have been substantially completed by the Landlord, but for such delay.

                                      LEASE
                                    EXHIBIT D
                         TENANT OPERATIONS INQUIRY FORM

Tenant Name:__________________________________
Te
L E A S E     A G R E E M E N T




BY AND BETWEEN:


FIRST INDUSTRIAL DEVELOPMENT SERVICES, INC., a Maryland corporation,

                                                     "Landlord"


                                    - and  -



CLASSICA MICROWAVE TECHNOLOGIES INC.,
                                     =
a Delaware corporation

                                                     "Tenant"



PREMISES:         2400 Main Street Extension, Suites 11 and 12
                  Sayreville, New Jersey




DATED:   November 13, 2002


PREPARED BY:      ROBERT K. BROWN, ESQ.




November 6, 2002

                           L E A S E A G R E E M E N T




                                 BY AND BETWEEN:


                  FIRST INDUSTRIAL DEVELOPMENT SERVICES, INC.,
                             a Maryland corporation,

                                   "Landlord"


                                     - and -

                      CLASSICA MICROWAVE TECHNOLOGIES INC.,
                             a Delaware corporation

                                    "Tenant"

                       -----------------------------------
                           DATED:   November 13, 2002
                     ---------------------------------------

                                   LAW OFFICES
                          EPSTEIN, FITZSIMMONS, BROWN,
                             GIOIA, JACOBS & SPROULS
                           a Professional Corporation
                             245 Green Village Road
                                                             P.O. Box 901
                     Chatham Township, New Jersey 07928-0901
                                 (973) 593-4900
                              (973) 593-4966 (fax)
                     W:\docs\EPFITZ\16510\88888\00015435.DOC

                                TABLE OF CONTENTS

1.       BASIC TERMS..........................................................1
2.       LEASE OF PREMISES; RENT..............................................2
         2.1      Lease of Premises for Lease Term............................2
         2.2      Types of Rental Payments....................................2
         2.3      Covenants Concerning Rental Payments........................3
3.       OPERATING EXPENSES...................................................3
         3.1      Definitional Terms Relating to Additional Rent..............3
                  3.1.1    Operating Expenses.................................3
                  3.1.2    Taxes..............................................4
                  3.1.3    Operating Year.....................................5
         3.2      Payment of Operating Expenses...............................5
         3.3      Payment of Additional Rent..................................5
4.       USE OF PREMISES AND COMMON AREAS; SECURITY DEPOSIT...................6
         4.1      Use of Premises and Property................................6
         4.2      Use of Common Areas.........................................7
         4.3      Signage......... ...........................................7
         4.4      Security Deposit............................................8
5.       CONDITION AND DELIVERY OF PREMISES...................................8
         5.1      Condition of Premises.......................................8
         Delay in Commencement................................................9
6.       SUBORDINATION; NOTICES TO SUPERIOR LESSORS AND  MORTGAGEES;
         ATTORNMENT...........................................................9
         6.1      Subordination..............................................10
         6.2      Estoppel Certificates......................................10
         6.3      Transfer by Landlord.......................................10
7.       QUIET ENJOYMENT.....................................................11
8.       ASSIGNMENT, SUBLETTING AND MORTGAGING...............................11
         8.1      Prohibition................................................11
         8.2      Rights of Landlord.........................................12
         8.3      Permitted Transfers............. ..........................12
         8.4      Landlord's Right of Recapture..............................13
         8.5      Option to Renew Personal...................................13
9.       COMPLIANCE WITH LAWS................................................13
         9.1      Compliance with Laws.......................................14
         9.2      (a) Hazardous Materials................... ................14
10.      INSURANCE...........................................................17
         10.1     Insurance to be Maintained by Landlord.....................17
         10.2     Insurance to be Maintained by Tenant.......................17
                  10.2.1   General Liability and Auto Insuran................18
                  10.2.2   Property and Workers' Compensation insurance......18
         10.3     Waiver of Subrogation......................................18
11.      ALTERATIONS.........................................................19
12.      LANDLORD'S AND TENANT'S PROPERTY....................................21
         12.1     Landlord's Property........................................21
         12.2     Tenant's Property..........................................21
13.      REPAIRS AND MAINTENANCE.............................................22
         13.1     Tenant Repairs and Maintenance.............................22
         13.2     Landlord Repairs...................................... ....24
14.      UTILITIES...........................................................24
15.      INVOLUNTARY CESSATION OF SERVICES...................................25
16.      LANDLORD'S RIGHTS...................................................25
17.      NON-LIABILITY AND INDEMNIFICATION...................................26
         17.1     Non-Liability..............................................26
         17.2     Indemnification............................................26
                  17.2.1   Tenant Indemnification............................26
                  17.2.2   Landlord Indemnification..........................28
         17.3     Force Majeure..............................................28
18.      DAMAGE OR DESTRUCTION...............................................28
         18.1     Notification and Repair....................................29
         18.2     Rental Abatement...........................................29
         18.3     Total Destruction..........................................29
         18.4     Insurance Proceeds.........................................30
19.      EMINENT DOMAIN......................................................30
20.      SURRENDER AND HOLDOVER..............................................31
21.      EVENTS OF DEFAULT...................................................32
         21.1     Bankruptcy of Tenant.......................................32
         21.2     Default Provisions.........................................32
22.      RIGHTS AND REMEDIES.................................................33
         22.1     Landlord's Cure Rights Upon Default of Tenant..............33
         22.2     Landlord's Remedies........................................33
         22.3     Additional Rights of Landlord..............................34
         22.4     Event of Bankruptcy........................................35
23.      BROKER..............................................................35
24.      TENANT'S FINANCIAL INFORMATION......................................36
25.      MISCELLANEOUS.......................................................36
         25.1     Merger.....................................................36
         25.2     Notices....................................................36
         25.3     Non-Waiver.................................................37
         25.4     Legal Costs................................................37
         25.5     Parties Bound..............................................37
         25.6     Recordation of Lease.......................................38
         25.7     Survival of Obligations....................................38
         25.8     Governing Law; Construction................................38
         25.9     Time.......................................................38
         25.10    Authority of Tenant........................................38
         25.11    WAIVER OF TRIAL BY JURY....................................39
         25.12    Intentionally Omitted......................................39
         25.14    Intentionally Omitted......................................39
         25.15    Joint and Several Liability................................39
         25.16    Riders.....................................................39
         25.17    Tenancy Approval...........................................39
26.      OPTION TO RENEW.....................................................39

EXHIBITS

A.       Property
B.       Landlord Work Items
C.       Plans Of Premises
D.       Tenant Operations Inquiry Form
E.       Tenant's Acceptance Letter
F.       Tenant Workletter
G.       Tenant Fitout Specifications